CORE TAX DEEDS LLC
SUBSCRIPTION AGREEMENT
(Including investment representations)

IMPORTANT: This document contains significant representations.
Please read carefully before signing.

CORE Tax Deeds LLC
Attn: John Berlet
1315 S Church Street
Rockport, TX 78382

Ladies and Gentlemen:

I commit and subscribe to purchase from CORE TAX DEEDS LLC, a Texas Limited Liability Company (the "Company") "Class A Membership Interests" in the dollar amount set forth below and upon the terms and conditions set forth herein.

I understand that this Subscription Agreement is conditioned upon Company's acceptance of subscriptions. If this Subscription Agreement has been accepted, the Class A Membership Interests subscribed to hereby shall be issued to me in the form of units.

With respect to such purchase, I hereby represent and warrant to you that:

1 Residence.

I am a bona fide resident of (or, if an entity, the entity is domiciled in) the state set forth on my signature page.

2 Subscription.

a. I hereby subscribe to purchase the number of Class A Membership Interests set forth below, and to make capital contributions to the Company in the amounts set forth below, representing the purchase price for the Class A Membership Interests subscribed.

   Principal Amount of Class A Membership Interests .... (1)

   (1) A minimum purchase of $2000, is required for individual investors. Amounts may be subscribed for in $500 increments.

b. I have funded my purchase via ACH, wire transfer or I am enclosing a check made payable to **"SILICON PRAIRIE PORTAL & EXCHANGE FBO CORE TAX DEEDS LLC"** in an amount equal to 100% of my total subscription amount.

   Portal Transaction ID (TXID) ....

c. I acknowledge that this subscription is contingent upon acceptance by the Company, and that the Company has the right to accept or reject subscriptions in whole or in part.

3 Representations of Investor.

In connection with the sale of the Class A Membership Interests to me, I hereby acknowledge and represent to the Company as follows: I hereby acknowledge receipt of a copy of the FORM-C, dated on or about 2024-02-22 00:00:00, (the "Memorandum"), relating to the offering of the Class A Membership Interest.

a. I have carefully read the Memorandum, including the section entitled "Risks Factors", and have relied solely upon the Memorandum and investigations made by me or my representatives in making the decision to invest in the Company. I have not relied on any other statement or printed material given or made by any person associated with the offering of the Class A Membership Interests.

b. I have been given access to full and complete information regarding the Company (including the opportunity to meet with the President of the Company and review all the documents described in the Memorandum and such other documents as I may have requested in writing) and have utilized such access to my satisfaction for the purpose of obtaining information in addition to, or verifying information included in, the Memorandum.

c. I am experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Class A Membership Interests, and do not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks (or, in the alternative, I have used a knowledgeable representative in connection with my decision to purchase the Class A Membership Interests).

d. I understand that an investment in the Class A Membership Interests is highly speculative and involves a high degree of risk. I believe the investment is suitable for me based on my investment objectives and financial needs. I have adequate means for providing for my current financial needs and personal contingencies and have no need for liquidity of investment with respect to the Class A Membership Interests. I can bear the economic risk of an investment in the Class A Membership Interests for an indefinite period of time and can afford a complete loss of such investment.

e. I understand that there may be no market for the Class A Membership Interests, that there are significant restrictions on the transferability of the Class A Membership Interests and that for these and other reasons, I may not be able to liquidate an investment in the Class A Membership Interests for an indefinite period of time.

f. I have been advised that the Class A Membership Interests have not been registered under the Securities Act of 1933, as amended ("Securities Act"), or under applicable state securities laws ("State Laws"), and are offered pursuant to exemptions from registration under the Securities Act and the State Laws. I understand that the Company's reliance on such exemptions is predicated in part on my representations to the Company contained herein.

g. I understand that I am not entitled to cancel, terminate or revoke this subscription, my capital commitment or any agreements hereunder and that the subscription and agreements shall survive my death, incapacity, bankruptcy, dissolution or termination.

h. I understand that capital contributions to the Company will not be returned after they are paid.

4 Investment Intent; Restrictions on Transfer of Securities.

a. I understand that (i) there may be no market for the Class A Membership Interests, (ii) the purchase of the Class A Membership Interests is a long-term investment, (iii) the transferability of the Class A Membership Interests is restricted, (iv) the Class A Membership Interests may be sold by me only pursuant to registration under the Securities Act and State Laws, or an opinion of counsel that such registration is not required, and (v) the Company does not have any obligation to register the Class A Membership Interests.

b. I represent and warrant that I am purchasing the Class A Membership Interests for my own account, for long term investment, and without the intention of reselling or redistributing the Class A Membership Interests. The Class A Membership Interests are being purchased by me in my name solely for my own beneficial interest and not as nominee for, on behalf of, for the beneficial interest of, or with the intention to transfer to, any other person, trust, or organization, and I have made no agreement with others regarding any of the Class A Membership Interests. My financial condition is such that it is not likely that it will be necessary for me to dispose of any of the Class A Membership Interests in the foreseeable future.

c. I am aware that, in the view of the Securities and Exchange Commission, a purchase of securities with an intent to resell by reason of any foreseeable specific contingency or anticipated change in market values, or any change in the condition of the Company or its business, or in connection with a contemplated liquidation or settlement of any loan obtained for the acquisition of any of the Class A Membership Interests and for which the Class A Membership Interests were or may be pledged as security would represent an intent inconsistent with the investment representations set forth above.

d. I understand that any sale, transfer, pledge or other disposition of the Class A Membership Interests by me (i) may require the consent of the President of the Company, (ii) will require conformity with the restrictions contained in this Section 4, and (iii) may be further restricted by a legend placed on the instruments or certificate(s) representing the securities containing substantially the following language:

> "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be sold, offered for sale, or transferred except pursuant to either an effective registration statement under the Securities Act of 1933, as amended, and under the applicable state securities laws, or an opinion of counsel for the Company that such transaction is exempt from registration under the Securities Act of 1933, as amended, and under the applicable state securities laws. The transfer or encumbrance of the securities represented by this certificate is subject to substantial restrictions."

5 Additional Representations of Investor.

In connection with the sale of the units to me, I further represent and warrant to the Company as follows:

a. Individual Investor Only. I am of legal age in my state of residence and have legal capacity to execute, deliver and perform my obligations under this Subscription Agreement and the units. The Subscription Agreement and the units are my legal, valid and binding obligations, enforceable against me in accordance with their respective terms.

b. Entity Investor Only. The undersigned is a duly organized, formed or incorporated, as the case may be, and is validly existing and in good standing under the laws of its jurisdiction of incorporation, organization or formation. The undersigned has all requisite power and authority to execute, deliver and perform its obligations under this Subscription Agreement and the units and to subscribe for and purchase the units subscribed hereunder. The undersigned will deliver all documentation with respect to its formation, governance and authorization to purchase the units as may be requested by the Company. Execution, delivery and performance of this Subscription Agreement and the units by the undersigned have been authorized by all necessary corporate, limited liability company or other action on its behalf, and the Subscription Agreement and the units are its legal, valid and binding obligations, enforceable against the undersigned in accordance with their respective terms.

c. I desire to invest in the units for legitimate, valid and legal business and/or personal reasons and not with any intent or purpose to violate any law or regulation. The funds to be used to invest in the units are derived from legitimate and legal sources, and neither such funds nor any investment in the units (or any proceeds thereof) will be used by me or by any person associated with me to finance any terrorist or other illegitimate, illegal or criminal activity. I acknowledge that, due to anti-money laundering regulations, the Company may require further documentation verifying my identity and the source of funds used to purchase the units.

   If the undersigned is an entity: The undersigned has in place, and shall maintain, an appropriate anti-money laundering program that complies in all material respects with all applicable laws, rules and regulations (including, without limitation, the USA PATRIOT ACT of 2001) and that is designed to detect and report any activity that raises suspicion of money laundering activities. The undersigned have obtained all appropriate and necessary background information regarding its officers, directors and beneficial owners to enable the undersigned to comply with all applicable laws, rules and regulations respecting anti-money laundering activities.

d. I did not derive any payment to the Company from, or related to, any activity that is deemed criminal under United States law.

e. I understand that the Company is relying on the accuracy of the statements contained in this Subscription Agreement in connection with the sale of the units to me, and the units would not be sold to me if any part of this Subscription Agreement were untrue. The Company may rely on the accuracy of this Subscription Agreement in connection with any matter relating to the offer or sale of the units.

f. If any statement contained in this Subscription Agreement becomes, for any reason, inaccurate, I shall immediately notify the Company and I understand and acknowledge that the continued accuracy of the statements contained in this Subscription Agreement are of the essence to the Company's sale of the units to me.

g. I acknowledge and agree that any approval or consent of a units holder required under the units may be provided by a signature page delivered or provided electronically, whether by e-signature, facsimile, DocuSign, electronic mail in portable delivery format or other similar means. I further acknowledge that the Company may rely on the contact information I have provided in this Subscription Agreement, including for purposes of confirming that information has been delivered to me or that responses received from me are in fact from me.

6 Investor Qualifications.

I represent and warrant as follows (Answer Part a, b or c, as applicable. Please check all applicable items):

a. **Accredited Investor – Individuals.** I am an INDIVIDUAL and:

☐ i. I have a net worth, or a joint net worth together with my spouse, in excess of $1,000,000, excluding the value of my primary residence.

☐ ii. I had an individual income in excess of $200,000 in each of the prior two years and reasonably expect an income in excess of $200,000 in the current year.

☐ iii. I had joint income with my spouse in excess of $300,000 in each of the prior two years and reasonably expect joint income in excess of $300,000 in the current year.

☐ iv. I hold one of the following licenses in good standing: General Securities Representative license (Series 7), the Private Securities Offerings Representative license (Series 82), or the Investment Adviser Representative license (Series 65)[2]

☐ v. I am a director or executive officer of CORE TAX DEEDS LLC

[2] This item shall only be a valid method of accreditation as an "accredited" investor under Rule 501(a) of Regulation D promulgated under the Securities Act, on or after December 8, 2020, as set in forth in SEC Release Nos. 33 10824 and 34-89669, File No. S7-24-19.

b. **Accredited Investor – Entities.** The undersigned is an ENTITY and:

☐ i. The undersigned hereby certifies that all of the beneficial equity owners of the undersigned qualify as accredited individual investors by meeting one of the tests under items (a)(i) through (a)(v) above. Please indicate the name of each equity owner and the applicable test:

☐ ii. The undersigned is a bank or savings and loan association as defined in Sections 3(a)(2) and 3(a)(5)(A), respectively, of the Securities Act either in its individual or fiduciary capacity.

☐ iii. The undersigned is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

☐ iv. The undersigned is an insurance company as defined in Section 2(13) of the Securities Act.

☐ v. The undersigned is an investment company registered under the Investment Company Act of 1940 or a business development company as defined therein, in Section 2(a)(48).

☐ vi. The undersigned is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

☐ vii. The undersigned is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 and one or more of the following is true (check one or more, as applicable):

- ☐ (1) the investment decision is made by a plan fiduciary, as defined therein, in Section 3(21), which is either a bank, savings and loan association, insurance company, or registered investment adviser;
- ☐ (2) the employee benefit plan has total assets in excess of $5,000,000; or
- ☐ (3) the plan is a self-directed plan with investment decisions made solely by persons who are "accredited investors" as defined under therein.

☐ viii. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

☐ ix. The undersigned has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring Class A Membership Interests and one or more of the following is true (check one or more, as applicable):

- ☐ (1) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended;
- ☐ (2) a corporation;
- ☐ (3) a Massachusetts or similar business trust;
- ☐ (4) a partnership; or

☐ (5) a limited liability company.

☐ x. The undersigned is a trust with total assets exceeding $5,000,000, which is not formed for the specific purpose of acquiring Class A Membership Interests and whose purpose is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the investment in the Class A Membership Interests.

☐ xi. The undersigned is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000

☐ xii. The undersigned is an investment adviser registered pursuant to section 203 of the Investment Advisers Act of 1940 or registered pursuant to the laws of a state.

☐ xiii. The undersigned is an investment adviser relying on the exemption from registering with the SEC under section 203(l) or (m) of the Investment Advisers Act of 1940.

☐ xiv. The undersigned is a Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act.

☐ xv. The undersigned is an entity, of a type not listed in items (b)(i) to (b)(xiv) above or b(xvi) to b(xviii) below, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000

☐ xvi. The undersigned is a "family office," as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1): (1) with assets under management in excess of $5,000,000, (2) that is not formed for the specific purpose of acquiring the securities offered, and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

☐ xvii. The undersigned is a "family client," as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in item (b)(xvi) above and whose prospective investment in the issuer is directed by such family office pursuant to paragraph(b)(xvi)(3) above.

☐ xviii. The undersigned is a revocable trust where each grantor of the trust is an accredited investor meeting one or more of the individual accredited investor tests under items (a)(i) through (a)(v) above and the person who makes investment decisions for the undersigned is an accredited investor under any one or more of tests under items (a)(i) through (a)(iv) or items (b)(i) through (b)(xvii).

c. **Non-Accredited Investors.**

☐ The undersigned cannot make any of the foregoing representations and is therefore not an accredited investor; that the information regarding my income, networth and outside investments provided to the portal are true and correct.

7 Miscellaneous.

a. I agree to furnish any additional information that the Company or its counsel deem necessary in order to verify the responses set forth above.

b. I understand the meaning and legal consequences of the agreements, representations and warranties contained herein. I agree that such agreements, representations and warranties shall survive and remain in full force and effect after the execution hereof and payment for the Class A Membership Interests. I further agree to indemnify and hold harmless the Company, and each current and future member of the Company from and against any and all loss, damage or liability due to, or arising out of, a breach of any of my agreements, representations or warranties contained herein.

c. This Subscription Agreement shall be construed and interpreted in accordance with Minnesota law without regard to the principles regarding conflicts of law.

SIGNATURE PAGE FOR INDIVIDUALS

Dated: ______________________

____
Signature

____
Name (Typed or Printed)

____
Social Security Number

____
Telephone Number

____
Residence Street Address

____
City, State & Zip Code
(Must be same state as in Section 1)

____
Mailing Address
(Only if different from residence address)

____
City, State & Zip Code

____
Email address

Dated: ______________________

____
Signature of Second Individual, if applicable

____
Name (Typed or Printed)

____
Social Security Number

____
Telephone Number

____
Residence Street Address

____
City, State & Zip Code
(Must be same state as in Section 1)

____
Mailing Address
(Only if different from residence address)

____
City, State & Zip Code

____
Email address

Individual Subscriber Type of Ownership:

The Class A Membership Interests subscribed for are to be registered in the following form of ownership:

☐ Individual Ownership

☐ Joint Tenants with Right of Survivorship (both parties must sign). Briefly describe the relationship between the parties (e.g., married) :

☐ Tenants in Common (both parties must sign). Briefly describe the relationship between the parties (e.g., married) :

Source of Funds

☐ Cash ☐ CD ☐ Liquidation ☐ Margin or Bank Loan ☐ Money Market ☐ Other

SIGNATURE PAGE FOR TRUSTS AND ENTITIES

Dated: ______________________

Name of Entity (Typed or Printed)	Telephone Number
Signature of Authorized Person	Entity's Tax Identification Number
, Name & Title (Typed or Printed) of Signatory	Contact Person (if different from Signatory)
Principal Executive Office Address	Mailing Address (If different from principal executive office)
City, State & Zip Code (Must be same state as in Section 1)	City, State & Zip Code
Email address	Email address

Entity Subscriber Type of Ownership:

The Class A Membership Interests subscribed for are to be registered in the following form of ownership (check one):

☐ Partnership

☐ Limited Liability Company

☐ Corporation

☐ Trust or Estate (Describe, and enclose evidence of authority :

☐ IRA Trust Account

☐ Other (Describe) :

ACCEPTANCE

This Subscription Agreement is accepted by CORE TAX DEEDS LLC on

As to: the principal amount in Class A Membership Interests set forth in Item 2.a.; or Class A Membership Interests.

CORE TAX DEEDS LLC

By: . . . .
Name: John Berlet
Its: President

Counterpart Signature Page to Operating Agreement of CORE Tax Deeds LLC

IN WITNESS WHEREOF, the undersigned hereby executes this counterpart signature page to the Operating Agreement of CORE Tax Deeds LLC, as the same may be amended from time to time, and hereby authorizes CORE Tax Deeds LLC to attach this counterpart signature page to the Operating Agreement as executed by the other parties thereto.

______________________________	______________________________
Signature	Signature of Second Individual, if applicable
______________________________	______________________________
Name (Typed or Printed)	Name (Typed or Printed)